FIFTH LEASE AMENDMENT

THIS LEASE AMENDMENT, dated December 4, 2006 by and between Germantown, L.P., Limited Partnership organized and existing under the laws of the State of Tennessee (‘‘Landlord’’), with its principal offices at c/o Investec Realty Services, LLC, 6555 Quince Road, Suite 111 Memphis, TN 38119, (Federal I.D. 13-4081758) and TeamStaff, Inc. (‘‘Tenant’’), with its principal office at 300 Atrium Drive, Somerset, New Jersey 08873. The Landlord and Nursing Innovations, Inc. executed a Lease Agreement dated March 28, 2001 and amended January 24, 2002, April 5, 2004, March 3, 2005, and September 23, 2005. The Lease Agreement was assigned to Tenant effective January 6, 2005. The space comprises 1894 Rentable Square Feet. The parties hereto desire to alter and modify said Lease Agreement, effective January 1, 2007 as follows:

1.	LEASE TERM: Tenant will extend the term of its Lease for an additional thirty-seven (37) months effective January 1, 2007 and expiring January 31, 2010.

2.	SQUARE FOOTAGE: Tenant’s square footage will decrease from 5,777 rentable square feet to 1894 rentable square feet. This includes a 12% common area factor.

3.	TENANT IMPROVEMENTS: Landlord will provide Tenant with a Tenant Improvement Allowance of $5.00 per rentable square foot for construction of the premises. Should construction costs exceed the aforementioned amount, Tenant shall reimburse Landlord all costs in excess, within thirty (30) days after receipt of an invoice from Landlord to Tenant.

4.	OPTIONS TO EXTEND: Tenant shall have one (1) Option to extend the lease for all or part of the premises for an additional two (2) years at fair market rate with one hundred and twenty (120) days prior written notice.

5.	RENTAL RATE: Tenant’s monthly rent for the term of this Lease Amendment shall be as follows:

Period Rate/RSF	Monthly Rent
01/01/07 – 01/31/07 $0.00	$0.00
02/01/07 – 01/31/08 $18.00	$2,841.00
02/01/08 – 01/31/09 $18.36	$2,897.82
02/01/09 – 01/31/10 $18.73	$2,956.21

Except as specifically amended and modified by this Lease Amendment, all other terms of the Lease and the Exhibits attached thereto remain in full force and effect.

IN WITNESS WHEREOF, the Landlord and the Tenant have executed or caused to be executed this Amendment on the dates shown below their signatures to be effective as of the date set forth above.

Tenant:	TeamStaff, Inc.	Landlord:	Germantown, L.P. a Tennessee Limited Partnership
		By:	Kirby PPC, Inc. a Delaware Corporation Its General Partner

By /s/ James D. Houston	(SEAL)	By /s/ Robert Neiffer	(SEAL)
(Print Name) James D. Houston		(Print Name) Robert Neiffer
Title VP, General Counsel		Title VP
Attest /s/ Teresa Ribble		Attest /s/ James J. Gillen
(Print Name) Teresa Ribble		(Print Name) James J. Gillen
Title		Title
(Corporate Seal)		(Corporate Seal)
Date December 13, 2006		Date December 19, 2006
Signed and sealed in the presence of:		Signed and sealed in the presence of:
(1) /s/ Christine H. Kruger		(1) /s/ Barbara Abrigo
(Print Name) Christine H. Kruger		(Print Name) Barbara Abrigo
(2)		(2)
(Print Name)		(Print Name)
As to Tenant		As to Landlord